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                                    FORM 8-A/A


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       PIONEER HI-BRED INTERNATIONAL, INC.



          IOWA                                           42-0470520

          800 CAPITAL SQUARE, 400 LOCUST STREET, DES MOINES, IOWA 50309

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A. (c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ x ]

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to                         Name of each exchange on which
be registered                                  each class is to be registered

5.75%  SENIOR NOTES                                   NEW YORK STOCK EXCHANGE
DUE January 15, 2009

        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE



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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The material set forth in the section captioned "Description of Notes" in the Registrant's Form S-3 Registration Statement (Registration No. 333-69285), filed with the Securities and Exchange Commission on December 18, 1998, as amended by Amendment No. 1 filed January 8, 1999 and Amendment No. 2 filed January 12, 1999 (the "Registration Statement") is incorporated herein by reference.

ITEM 2. EXHIBITS.

     1. Restated and Amended Articles of Incorporation, incorporated herein by reference from the Registrant's Annual Report on Form 10-K, file no. 0-7908, for the year ended August 31, 1998.

     2. Bylaws, as amended, incorporated herein by reference from the Registrant's Annual Report on Form 10-K, file no. 0-7908, for the year ended August 31, 1998.

     3. Form of the Registrant's 5.75% Senior Notes due January 15, 2009, incorporated herein by reference from the Registration Statement.

     4. Indenture, dated as of January 15, 1999, between the Registrant and Chase Manhattan Trust Company, National Association, as trustee, relating to the 5.75% Senior Notes due January 15, 2009, incorporated herein by reference from the Registration Statement.



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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereto duly authorized, on this 12th day of January, 1999.



                                      PIONEER HI-BRED INTERNATIONAL, INC.



                                      BY:  /s/ William J. DeMeulenaere
                                           -------------------------------------
                                      ITS: Assistant Secretary and Legal Counsel
                                           -------------------------------------


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